UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Starboard Investment Trust

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Goodwood SMID Cap Discovery Fund
A series of the Starboard Investment Trust
116 South Franklin Street
Rocky Mount, North Carolina 27804
Tel (800) 773-3863 Fax (252) 972-1908

NOTICE OF MEETING

January 9, 2014

The Starboard Investment Trust, on behalf of the Goodwood SMID Cap Discovery Fund (formerly known as the Caritas All-Cap Growth Fund), a series of the Trust, will hold a Special Meeting of Shareholders of the Fund on January 27, 2014 at 3:00 p.m. Eastern Time. The Special Meeting will take place at the offices of The Nottingham Company, 116 South Franklin Street, Rocky Mount, North Carolina 27804 for the following purposes:

1.	To approve an Investment Advisory Agreement for the Goodwood SMID Cap Discovery Fund with Goodwood Advisors, LLC the Fund’s proposed investment advisor; and

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on November 20, 2013 are entitled to notice of and to vote at the Special Meeting or any adjournments thereof. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Starboard Investment Trust

/s/ Katherine M. Honey

Katherine M. Honey
Secretary

Important Note: Voting your proxy is important. To vote your shares at the Special Meeting (other than in person at the Special Meeting), a shareholder must return a proxy. The return envelope enclosed with the proxy requires no postage if mailed in the United States. By promptly returning the enclosed proxy, you can help us avoid the necessity and expense of sending follow-up letters to ensure a quorum. If you are unable to attend the Special Meeting, please mark, sign, date, and return the enclosed proxy so that the necessary quorum may be present at the Special Meeting. Proxies may also be submitted by facsimile and electronic mail. See "Voting Procedures" in the Proxy Statement for additional information.

Goodwood SMID Cap Discovery Fund
A series of the Starboard Investment Trust
116 South Franklin Street
Rocky Mount, North Carolina 27804
Tel (800) 773-3863 Fax (252) 972-1908

PROXY STATEMENT

January 9, 2014

The Starboard Investment Trust, a Delaware statutory trust, on behalf of the Goodwood SMID Cap Discovery Fund (formerly known as the Caritas All-Cap Growth Fund), a series of the Trust, will hold a Special Meeting of Shareholders on January 27, 2014 at 3:00 p.m. Eastern Time for the purposes set forth in the accompanying notice. The Special Meeting will take place at the Trust's principal office, which is located at the offices of The Nottingham Company, 116 South Franklin Street, Rocky Mount, North Carolina 27804. The Trust's telephone number is (252) 972-9922.

Shareholders of record of the Fund at the close of business on November 20, 2013 (the "Record Date") are entitled to vote at the Special Meeting. This proxy statement is provided in connection with the solicitation of proxies by the Trust's Board of Trustees and is first being sent to shareholders on or about the date noted above. Proxies in the accompanying form that are signed, returned, and not revoked will be voted at the Special Meeting (including adjournments). Where you make a specification by means of a signed proxy, your proxy will be voted in accordance with your specification. If you make no specification on a signed proxy, your proxy will be voted in favor of approving a proposed Investment Advisory Agreement for the Goodwood SMID Cap Discovery Fund as summarized below in the Proposal. Unsigned proxies will not be counted as present at the meeting.

Proxies submitted by mail should be sent to Nottingham Shareholder Services, LLC at Post Office Box 4365, Rocky Mount, North Carolina 27803-0365. A return envelope, which does not require further postage if mailed within the United States, has been included with the proxy for your convenience. Proxies may also be submitted by facsimile to 252-972-1908 or electronic mail to shareholders@ncfunds.com.

This proxy statement is being furnished by the Fund to its shareholders in connection with its upcoming Special Meeting. The Board of Trustees is soliciting the proxies of all of the Fund’s shareholders as of the Record Date with respect to each proposal indicated in the table below.

Fund	Proposals
Goodwood SMID Cap Discovery Fund	To approve an Investment Advisory Agreement between the Fund and Goodwood Advisors, LLC.
To transact such other business as may properly come before the meeting or any adjournments thereof.

Goodwood SMID Cap Discovery Fund
A series of the Starboard Investment Trust
116 South Franklin Street
Rocky Mount, North Carolina 27804
Tel (800) 773-3863 Fax (252) 972-1908

PROPOSAL

January 9, 2014

Proposal to Approve an Investment Advisory
Agreement between the Fund and Goodwood Advisors, LLC

The Board of Trustees is proposing the approval of an Investment Advisory Agreement between the Goodwood SMID Cap Discovery Fund (formerly known as the Caritas All-Cap Growth Fund) and Goodwood Advisors, LLC.  The Goodwood SMID Cap Discovery Fund commenced operations on January 4, 2010.

The Current Interim Investment Advisory Agreement

The current interim Investment Advisory Agreement (“Interim Agreement”) between the Goodwood SMID Cap Discovery Fund (the "Fund") and Goodwood Advisors, LLC (“Goodwood Advisors”) was approved by the Board of Trustees at an special meeting held on October 31, 2013.  Prior to the approval of the Interim Agreement, the Fund’s interim investment advisor was CV Investment Advisors, LLC, and prior to that the investment advisor was Caritas Capital, LLC.  On July 25, 2013, the Board had approved the dissolution and liquidation of the Fund, in consultation with Caritas Capital, LLC.  At its special meeting on August 22, 2013, the Board was presented with possible alternatives to the liquidation of the Fund.  The Board has since determined that it is in the best interest of the Fund and its shareholders for the Fund to enter into an Investment Advisory Agreement with Goodwood Advisors, LLC (“Goodwood”).

Under the terms of the Interim Agreement, Goodwood is entitled to a monthly fee from the Fund equal to the annualized rate of 1.25% of the Fund's average daily net assets. For this compensation, Goodwood Advisors provides the Fund with a program of continuous supervision of its assets, including developing the composition of portfolios, and furnishes advice and recommendations with respect to investments, investment policies, and the purchase and sale of securities. Goodwood is also responsible for the selection of broker-dealers through which the Fund executes portfolio transactions, subject to the brokerage policies established by the Trustees, and it provides certain executive personnel to the Fund.  Under the terms of the interim Investment Advisory Agreement and in accordance with Rule 15a-4 under the Investment Company of 1940, the advisory fee otherwise payable under the Interim Agreement is held in an interest-bearing escrow account to be paid to Goodwood pending approval by shareholders of the Fund of a permanent investment advisory agreement for the Fund; (ii) the term of the Interim Agreement is the earlier of 150 days from the date of the agreement or the date that a new investment advisory agreement is approved by the shareholders of the Fund; and (iii) the Interim Agreement may be terminated by the Board on 10 days’ written notice to Goodwood.  If shareholders of the Fund do not approve a new investment advisory agreement within 150 days from the date of the Interim Agreement, Goodwood will be paid the lesser of the costs incurred in performing services under the Interim Advisory Agreement or the total amount in the escrow account, including interest earned.  As of December 1, 2013, no advisory fees or other payments are held in escrow for either CV Investment Advisors, LLC or Goodwood due to a decrease in assets of the Fund, and no advisory fee payments have been made since the termination of the Fund's investment management agreement with Caritas Capital, LLC.

The Investment Advisory Agreement

The Board is proposing a change in investment advisors for the Fund. The Board has selected Goodwood Advisors as a new investment advisor for the Fund.  When evaluating the reasonableness of the proposed Investment Advisory Agreement, the Board of Trustees considered multiple factors related to the reasonableness of the Investment Advisory Agreement, as further described below, including the nature of the services provided by Goodwood Advisors, as well as the costs of such services and the profits to be realized by Goodwood Advisors in providing such services. If the Investment Advisory Agreement is approved, Goodwood Advisors will pursue the investment strategy of the Fund by investing directly in individual equity securities of small capitalization issuers.

If approved by shareholders, the Investment Advisory Agreement will take effect as soon as practicable following approval. More specifically, the fee schedule applicable to the Fund will remain the same (although overall fund expenses may be lower due to a decrease in acquired fund fees and expenses). With the exception of the investment adviser, all other terms of the Investment Advisory Agreement will remain unchanged.

The tables below show the shareholder fees and pro forma annual operating expenses for the Goodwood SMID Cap Discovery Fund under both the current interim Investment Advisory Agreement and the proposed Investment Advisory Agreement.

Shareholder Fees
(fees paid directly from your investment)
Goodwood SMID Cap Discovery Fund	Current Agreement	Proposed Agreement
Maximum Sales Charge (Load) Imposed On
Purchases(as a % of offering price)
Maximum Deferred Sales Charge (Load) (as a % of
the lesser of amount purchased or redeemed)
Redemption Fee  (as a % of amount redeemed;
charged upon any redemption of shares within 30
days of the issuance of such shares)
	5.75% None 2.00%	4.50% None 1.00%

Annual Fund Operating Expenses
(expenses that you pay each year as a percentage of the value of your investment)
Goodwood SMID Cap Discovery Fund	Current Agreement	Proposed Agreement
Management Fees
Distribution and/or Service (12b-1) Fees
Other Expenses1
Acquired Fund Fees and Expenses1
Total Annual Fund Operating Expenses
   Fee Waiver and/or Expense Limitation2
   Net Annual Fund Operating Expenses
	1.25% 0.25% 1.77% 0.08% 3.35% 1.32% 2.03%	1.25% 0.25% 1.77% 0.00% 3.27% 1.32% 1.95%

1.           "Acquired Fund Fees and Expenses” are the indirect costs of investing in other investment companies. The operating expenses in this fee table will not correlate to the expense ratio in the Fund’s financial statements because the financial statements include only the direct operating expenses incurred by the Fund.

2.           The Fund’s administrator has entered into a Fund Accounting and Administration Agreement with the Fund that runs through October 1, 2015. The agreement can only be terminated prior to that date at the discretion of the Fund’s Board of Trustees.  The Fund’s administrator receives payments under the agreement at a maximum annual rate of 0.45%.  In conjunction with the Fund Accounting and Administration Agreement, the Advisor has entered into an Operating Plan with the Fund’s administrator, also through October 1, 2015.  Under the Operating Plan, the Advisor has agreed to pay the administrator a fee based on the daily average net assets of the Fund when net assets are below $39 million. If these payments are less than a designated minimum, then the Advisor will pay the Administrator a fee that makes up the difference, and the Advisor also agrees to assume expenses of the Fund outlined in the Operating Plan that are not covered by the fee paid under the Fund Accounting and Administration Agreement.  These measures are intended to limit the Fund’s operating expenses to 1.70% of the average daily net assets, exclusive of brokerage fees and commissions, taxes, borrowing costs (such as interest or dividend expenses on securities sold short), acquired fund fees and expenses, extraordinary expenses, and distribution and/or service (12b-1) fees.   The Fund’s net expense ratio will be higher than 1.70% to the extent the Fund incurs expenses excluded from this arrangement.   The Operating Plan can only be terminated prior to the conclusion of the current term with the approval of the Fund’s Board of Trustees.

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Goodwood SMID Cap Discovery Fund

Current Agreement				Proposed Agreement
1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
$769	$1,430	$2,113	$3,992	$737	$1,396	$2,077	$3,886

Other Material Terms of the Investment Advisory Agreement

The proposed Investment Advisory Agreement, if approved by shareholders as proposed, will provide that the agreement is effective for an initial two-year period and will be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Trustees, provided the continuance is also approved by a majority of the Trustees who are not parties to the agreement or interested persons of any such party. The agreement is terminable without penalty by the Trust upon 60 calendar days' written notice by the Trustees or by vote of a majority of the outstanding voting securities or upon 60 calendar days' written notice by Goodwood. The agreement provides that it will terminate automatically in the event of its "assignment," as defined in the Investment Company Act of 1940.

Like the current Investment Advisory Agreement, the proposed Investment Advisory Agreement if approved by shareholders as proposed will continue to provide that Goodwood is not liable for any error of judgment or for any loss suffered by the Fund in connection with the performance of the agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of Goodwood in the performance of its duties, or from its reckless disregard of its duties and obligations under the agreement.

The proposed Investment Advisory Agreement is attached to this Proxy Statement as Attachment A. Please take the time to read the proposed agreement. The description of the agreement in this Proxy Statement is only a summary. If the proposed Investment Advisory Agreement with Goodwood is not approved by shareholders, the Board of Trustees will consider other options, including a new or modified request for shareholder approval of a new advisory agreement.

About Goodwood Advisors, LLC

Goodwood Advisors, LLC is an investment advisory firm registered with the Securities and Exchange Commission. They provide portfolio management to the Fund.

Goodwood is a limited liability company formed under the laws of the State of Louisiana in 2013. Goodwood Advisors, LLC is under common control and ownership with Goodwood Capital Management, LLC, a limited liability company formed under the laws of the State of Louisiana in 2012. The firm is controlled by Ryan D. Thibodeaux, Manager & Chief Compliance Officer. The names, addresses, titles, and principal occupations of the officers of Goodwood are set forth below:

Name and Address	Title	Principal Occupation
Ryan D. Thibodeaux 450 Laurel Street Suite 2105 Baton Rouge, LA 70801	Manager & Chief Compliance Officer of Goodwood Advisors, LLC	Founder & Portfolio Manager of Goodwood Capital Management, LLC
Joshua L. Pesses 450 Laurel Street Suite 2105 Baton Rouge, LA 70801	Co-Portfolio Manager & Director of Research of Goodwood Advisors, LLC	Co-Portfolio Manager & Director of Research of Goodwood Capital Management, LLC

Mr. Thibodeaux also serves as a Fund officer. Mr. Thibodeaux serves as President and Principal Executive Officer of the Fund, as well as the Treasurer.

No Trustee of the Fund has any interest in Goodwood or its affiliates.

Evaluation by the Board of Trustees

At a meeting of the Board of Trustees on October 31, 2013, the Board of Trustees, including the Independent Trustees (those who are not an "interested person," as defined under the Investment Company Act of 1940) considered whether to approve the proposed Investment Advisory Agreement for the Goodwood SMID Cap Discovery Fund. In considering whether to approve the Investment Advisory Agreement, the Trustees reviewed and considered the information they deemed reasonably necessary, including the following material factors: (1) the nature, extent, and quality of the services provided by Goodwood; (2) the investment performance of the Fund and Goodwood; (3) the costs of the services to be provided and profits to be realized by Goodwood and its affiliates from the relationship with the Fund; (4) the extent to which economies of scale would be realized as the Fund grows and whether advisory fee levels reflect those economies of scale for the benefit of the Fund’s investors; (5) Goodwood’s practices regarding brokerage and portfolio transactions; and (6) Goodwood’s practices regarding possible conflicts of interest.

At the meeting, the Trustees reviewed various informational materials, including, but not limited to: the current interim Investment Advisory Agreement and the proposed Investment Advisory Agreement; a memorandum from Goodwood to the Trustees explaining the rationale for the Investment Advisory Agreement; and a memorandum from the Fund’s legal counsel explaining the duties of the Trustees in reviewing the Proposed Investment Advisory Agreement. The memorandum from Goodwood to the Trustees contained information about the advisory firm and its business, finances, personnel, services to the Fund, investment advice, fees, and compliance program.  The Trustees’ review of Goodwood’s compliance program included a review Goodwood’s written compliance policies and procedures adopted pursuant to Rule 206(4)-7 of the Investment Advisers Act of 1940.  The memorandum also contained information on Fund expenses, including comparative expense ratio information for other mutual funds with strategies similar to the Fund.  .

The Trustees also reviewed a memorandum from the Fund’s legal counsel that summarized the fiduciary duties and responsibilities of the Board of Trustees in reviewing and approving the proposed Investment Advisory Agreement, including the types of information and factors that should be considered in order to make an informed decision. In addition, the Trustees consulted with separate independent legal counsel retained by them regarding their consideration of the Proposed Investment Advisory Agreement for the Fund.

1.
The nature, extent, and quality of the services provided by Goodwood. In considering the nature, extent, and quality of the services provided by Goodwood, the Trustees considered the responsibilities of Goodwood under the Investment Advisory Agreement, as well as the nature, extent, and quality of the services provided by Goodwood to the Fund under the proposed Investment Advisory Agreement. In that regard, the Trustees reviewed the services to be provided by Goodwood to the Fund, including, without limitation, the anticipated quality of its investment advisory services (including research and recommendations with respect to portfolio securities); its procedures for formulating investment recommendations and assuring compliance with the investment objectives and limitations of the Fund; its coordination of services for the Fund among their respective service providers; and its efforts to promote the Fund, grow the assets of the Fund, and otherwise assist in the distribution of the Fund's shares.  The Board also noted that due to the change in investment strategy proposed by Goodwood, the Fund may achieve costs savings by investing directly in certain securities rather than investing through other funds.  The Trustees also noted that personnel of Goodwood would serve as officers of the Fund without additional compensation.

After reviewing the foregoing information and further information in the memorandum from Goodwood (e.g., descriptions of Goodwood’s business, Goodwood’s compliance programs, and Goodwood’s registration documents on file with the Securities and Exchange Commission), the Board of Trustees concluded that the nature, extent, and quality of the services provided by Goodwood would be satisfactory and adequate for the Fund..

2.
Investment performance of the Fund and Goodwood. In considering the investment performance of the Fund and Advisor, the Trustees noted that the Fund’s prior performance was attributable to the Fund’s prior investment advisor. Thus, the ability of the Trustees to consider the investment performance of the Fund with respect to Goodwood was limited. In that regard, the Trustees noted that Goodwood only recently had registered with the SEC as an investment adviser.

Given these circumstances, the Trustees reviewed the performance of similar accounts managed by Goodwood Capital Management, LLC, an affiliate of Goodwood (“GCM”), with an investment strategy similar to the Fund and compared that performance with benchmark indices. It was noted that Goodwood and GCM shared investment personnel and that the personnel responsible for the investment performance of GCM would be responsible for the management of the Fund.  In addition, the Board noted that, in pursuing the strategies similar to those of the Fund, GCM used similar investment strategies in managing assets.  Thus, after considering GCM's investment performance for the prior eighteen months, Goodwood's experience (including that of its personnel) and other factors, the Board concluded the investment of the Fund and Goodwood was satisfactory.

3.
Costs of the services to be provided and profits to be realized by Goodwood. In considering the costs of the services to be provided and profits to be realized by Goodwood and its affiliates from the relationship with the Fund, including any indirect benefits derived by Goodwood from the relationship with the Fund, the Trustees first noted that the management fee for the Fund is 1.25% of average daily new assets.

In considering the profitability of Goodwood in providing the services contemplated under the Investment Advisory Agreement, the Board of Trustees considered the nature of the services to be provided by Goodwood. In particular, the Trustees noted that, as presented at the Board Meeting, Goodwood would be responsible for overseeing a portfolio comprised of individual equity securities of small- and mid-capitalization issuers.

The Trustees reviewed the financial statements for Goodwood and discussed the financial stability and profitability of the firm. The Trustees also noted that Goodwood and its parent company had entered into a capital contribution agreement to ensure that Goodwood had sufficient capital to provide advisory services to the Fund.

The Trustees then compared the fees and expenses of the Fund (including the management fee) to other funds comparable in terms of the type of the Fund, the nature of its investment strategy, and its style of investment management, among other factors. It was noted that the proposed management fee and expense ratio under the proposed Investment Advisory Agreement would both higher than of the comparable funds. It was noted that the proposed management fee and expense ratio would be higher than the peer group average. The Trustees pointed out that the Fund was much smaller than the industry average and the comparable funds that had been identified.

Following this comparison and upon further consideration and discussion of the foregoing, the Board of Trustees concluded that the fees to be paid to Goodwood by the Fund were fair and reasonable in relation to the nature and quality of the services provided by Goodwood and that they reflected charges that were within a range of what could have been negotiated at arm's length.

4.
Extent to which economies of scale would be realized as the Fund grows. The Trustees reviewed the Fund's fee arrangement with Goodwood in order to evaluate the extent to which economies of scale would be realized as the Fund grow and whether the advisory fee levels reflect these economies of scale for the benefit of the Fund’s investors. The Trustees noted that the Fund had only recently commenced operations and, consequently, they had no operational history with which to evaluate the realization of economies of scale. The Trustees reviewed the fee arrangements for breakpoints or other provisions that would allow the Fund’s shareholders to benefit from economies of scale as the Fund grow. The Trustees determined that the maximum management fee would stay the same when the Fund reaches higher asset levels and, therefore, did not reflect economies of scale. The Trustees noted that the Fund was in a start-up phase and economies of scale were unlikely to be achievable in the near future. It was pointed out that breakpoints in the advisory fee could be reconsidered in the future.

The Trustees noted that the Fund will benefit from economies of scale under the agreement with the Fund's administrator since it utilized breakpoints. The Trustees also noted that Goodwood was contractually bound to make payments to the Fund's administrator at lower asset levels in order to help limit the Fund's expenses. The Trustees determined that these arrangements provided potential savings for the benefit of the Fund’s investors.

Following further discussion of the Fund's asset levels, expectations for growth, and fee levels, the Board of Trustees determined that the Fund's fee arrangements were fair and reasonable at the present time in relation to the nature and quality of the services provided by Goodwood.

5.
Practices regarding brokerage and portfolio transactions. In considering Goodwood’s practices regarding brokerage and portfolio transactions, the Trustees considered Goodwood’s standards, and performance in utilizing those standards, for seeking best execution for Fund portfolio transactions. The Trustees also considered the projected portfolio turnover rate for the Fund; the method and basis for selecting and evaluating the broker-dealers used; the process by which evaluations are made of the overall reasonableness of commissions paid; the method and basis for selecting and evaluate the broker-dealers used; any anticipated allocation of portfolio business to persons affiliated with Goodwood; and the extent to which the Fund allocates portfolio business to broker-dealers who provide research, statistical, or other services (soft dollars).  After further review and discussion, the Board of Trustees determined that Goodwood’s practices regarding brokerage and portfolio transactions were satisfactory.

6.
Practices regarding conflicts of interest. In considering Goodwood’s practices regarding conflicts of interest, the Trustees evaluated the potential for conflicts of interest and considered such matters as the experience and ability of the advisory personnel assigned to the Fund; the basis of decisions to buy or sell securities for the Fund; and the substance and administration of Goodwood’s code of ethics. Following further consideration and discussion, the Board of Trustees indicated that Goodwood’s standards and practices relating to the identification and mitigation of possible conflicts of interests were satisfactory.

Having requested and received such information from Goodwood as the Trustees believed to be reasonably necessary to evaluate the terms of the proposed Investment Advisory Agreement, and as assisted by the advice of independent counsel, the Board of Trustees, including the Independent Trustees, approved the proposed Investment Advisory Agreement and voted to recommend it to the shareholders of the Fund for approval.

Conclusion

The Board of Trustees believes approval of the proposed Investment Advisory Agreement will benefit the Fund and its shareholders. The Board of Trustees recommends voting FOR this proposal. In the event that the proposal is not approved by the Fund's shareholders, the Board of Trustees will then consider what action, if any, should be taken with respect to such Fund.

Goodwood SMID Cap Discovery Fund
A series of the Starboard Investment Trust
116 South Franklin Street
Rocky Mount, North Carolina 27804
Tel (800) 773-3863 Fax (252) 972-1908

OTHER INFORMATION

January 9, 2014

Voting Securities

The Goodwood SMID Cap Discovery Fund (formerly known as the Caritas All-Cap Growth Fund)  is a series of an open-end registered investment company that has the authority to issue an unlimited number of shares. As of November 20, 2013, the Record Date, there were 236,753.6750 shares of the Fund outstanding and entitled to vote at the Special Meeting. Shareholders are entitled to one vote for each full share and a proportionate vote for each fractional share held as of the Record Date.

Principal Holders of Voting Securities

To the best knowledge of the Trust, the following tables contain information regarding the ownership of the Fund as of the Record Date by any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Trust to be the beneficial owner of more than five percent of any class of shares of the Fund. As of the Record Date, the Fund’s Trustees and officers did not own shares of the Fund.

Goodwood SMID Cap Discovery Fund

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
NFS LLC FEBO First National Bank PO Box 168 Shelby, NC 28151	162,580.7030	68.67%
NFS LLC FEBO Clyde H. Williams G J Williams/PGB Ozzo Michelle Betha TTEE Kenneth Hubert Williams Trust 10941 Tara Oaks Drive Charlotte, NC 282270-5493	12,089.3160	5.11%

Shareholders owning more than 25% of the shares of the Fund are considered to "control" the Fund, as that term is defined under the Investment Company Act of 1940. Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval. First National Bank owns 68.87% of the Fund’s shares.  First National Bank is deemed to control the outcome of the proposal being submitted to shareholders of the Fund and is expected to vote in favor of the proposal. First National Bank acquired shares of the Fund on February 23, 2010.

Voting Procedures

Shareholders may vote by submitting a proxy to the Fund or by attending the Special Meeting and voting in person. In order to submit a proxy, a shareholder may mark, sign, and date the enclosed proxy and return it to the Fund using the enclosed envelope. No postage is required if the proxy is mailed in the United States. In the alternative, completed proxies may also be submitted by facsimile to 252-972-1908 or electronic mail to shareholders@ncfunds.com.

The holders of a majority of the outstanding shares of the Fund entitled to vote at the Special Meeting (a "quorum") must be present (in person or by proxy) in order to conduct business at the Special Meeting. If a quorum is not present at the Special Meeting, or if a quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. No adjournment will be for a period exceeding 120 days after the Record Date. Any such adjournment will require the affirmative vote of a majority of shares present in person or by proxy at the session of the meeting to be adjourned.

The persons named as proxies will vote in favor of any such adjournment those proxies which instruct them to vote in favor of the proposals to be considered at the adjourned meeting, and will vote against any such adjournment those proxies which instruct them to vote against or to abstain from voting on all proposals to be considered at the adjourned meeting.

A quorum being present, a vote of the holders of (i) at least 67% of the shares entitled to vote at the Special Meeting with respect to the Fund or (ii) more than 50% of the outstanding voting securities of the Fund, whichever is the less, is required for approval of the Proposal.

If a proxy represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker or nominee does have discretionary power) or is marked with an abstention, the Fund shares represented thereby will be considered present at the Special Meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions and broker non-votes, however, will not be counted in determining the number of shares voting for the Proposal and any other shareholder proposal that may come before the Special Meeting; therefore, abstentions and broker non-votes are, effectively, counted as shares voting against the Proposal and any other shareholder proposal that may come before the Special Meeting. Unsigned proxies will not be considered present at the Special Meeting.

The duly appointed proxies or authorized persons may, at their discretion, vote upon such other matters as may properly come before the Special Meeting.

Shareholder Proposals

The Fund has not received any shareholder proposals for this Special Meeting. Under the proxy rules of the Securities & Exchange Commission, shareholder proposals may, under certain conditions, be included in the Fund’s proxy materials for a particular meeting. Under these rules, proposals submitted for inclusion in the Fund’s proxy materials must be received within a reasonable period of time before the Fund begins to print and mail its proxy materials. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal securities laws relating to inclusion.

A shareholder proposal intended to be presented at any future meetings of the Fund’s shareholders should be sent to Nottingham Shareholder Services, LLC, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365. The Fund does not hold annual meetings of shareholders.

Revocation of Proxy

A shareholder who executes a proxy may revoke it at any time before it is exercised by submitting a new proxy to the Fund or by attending the Special Meeting and voting in person. A new proxy can be submitted by any of the same means by which the original proxy could be submitted: mail, facsimile, or electronic mail. In addition, a shareholder may revoke a proxy by delivering a written notice to Jennifer L. Vick of Nottingham Shareholder Services, LLC, either at the Special Meeting or, prior to the meeting date, by (i) mail to the offices of Nottingham Shareholder Services, LLC, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365; (ii) facsimile to 252-972-1908; or (iii) electronic mail to shareholders@ncfunds.com.

Proxy Solicitation; Expenses

The Fund’s Board of Trustees is making this solicitation of proxies. Solicitation will be made primarily by mail, but may also be made by telephone, facsimile, electronic mail, or personal interview conducted by certain officers or employees of the Fund and Goodwood without additional compensation or, if necessary, a commercial firm retained for this purpose. Goodwood will bear all of the costs of soliciting proxies from shareholders, including the cost of assembling and mailing this proxy statement and the enclosed materials for the Fund. The Fund intends to ask brokers and banks holding shares in their names or in the names of nominees to solicit proxies from customers owning such shares, where applicable. Goodwood estimate that they will spend approximately $8,000 in total costs for soliciting shareholder proxies.

The Fund’s Investment Advisor, Principal Underwriter, and Administrator

The current investment advisor for the Fund is Goodwood Advisors, LLC, with an address at 450 Laurel Street, Suite 2150, Baton Rouge, Louisiana, 70801. The Fund’s principal underwriter is Capital Investment Group, Inc. with an address at 17 Glenwood Avenue, Raleigh North Carolina 27606. The Fund’s administrator is The Nottingham Company with an address at 116 South Franklin Street, Rocky Mount, North Carolina 27804.

Annual Report

The Fund’s Annual Report for the fiscal year ended May 31, 2013, including audited financial statements, were mailed to shareholders of record on or about July 30, 2013. The Fund will furnish, without charge, a copy of the Annual Report and the Semi-Annual Report to a shareholder upon request to the Fund by writing Jennifer L. Vick at Nottingham Shareholder Services, LLC, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365 or by calling the Fund toll-free at 1-800-773-3863.

Other Business

Fund management knows of no other business to be presented at the Special Meeting other than the matters set forth in this proxy statement. In the event that any matters other than those referred to in the accompanying Notice should properly come before and be considered at the Special Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

Please complete the enclosed proxy and return it promptly. You may revoke your proxy at any time prior to the Special Meeting by following the revocation procedures detailed above.

January 9, 2014

By Order of the Board of Trustees

/s/ James H. Speed, Jr.

James H. Speed, Jr.
Chairman

Important Notice Regarding the Availability of Proxy Materials For The Shareholder Meeting to Be Held on January 27, 2014: The proxy statement is available at http://www.ncfunds.com/goodwoodproxy.

ATTACHMENT A

INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement (“Agreement”) is made and entered into effective as of January 27, 2014 by and between Goodwood Advisors, LLC, a Louisiana limited liability company (the “Advisor”), and the Starboard Investment Trust (the “Trust”), a Delaware statutory trust, on behalf of the Goodwood SMID Cap Discovery Fund (the “Fund”), a series of the Trust.

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Trust has designated the Fund as a series of interests in the Trust;

WHEREAS, the Advisor is registered as an investment advisor under the Investment Advisers Act of 1940 (the “Advisers Act”), and engages in the business of asset management; and

WHEREAS, the Trust desires to retain the Advisor to furnish investment management services to the Fund and the Advisor is willing to furnish such services;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.
Appointment.  The Trust appoints the Advisor as investment advisor to the Fund, a series of the Trust, for the period and on the terms set forth in this Agreement.  The Advisor accepts such appointment and agrees to furnish the services set forth herein, for the compensation indicated in Appendix A.

2.	Obligations of the Advisor. Subject to the supervision of the Trust’s Board of Trustees, the Advisor will provide a continuous investment program for the Fund.

(a)	Services. The Advisor agrees to perform the following services for the Fund and Trust:

(i)	Manage the investment and reinvestment of the assets of the Fund;

(ii)	Continuously review, supervise, and administer the investment program of the Fund;

(iii)	Determine, in its discretion, the securities to be purchased, retained, or sold (and implement those decisions) with respect to the Fund;

(iv)	Provide the Fund and Trust with records concerning the Advisor’s activities under this Agreement which the Fund and Trust are required to maintain;

(v)	Render regular reports to the Trust’s trustees and officers concerning the Advisor’s discharge of the foregoing responsibilities; and

(vi)	Perform such other services as agreed by the Advisor and the Trust from time to time.

The Advisor shall discharge the foregoing responsibilities subject to the control of the trustees and officers of the Trust and in compliance with (i) such policies as the trustees may from time to time establish; (ii) the Fund’s objectives, policies, and limitations as set forth in its prospectus and statement of additional information, as the same may be amended from time to time; and (iii) with all applicable laws and regulations.  All services to be furnished by the Advisor under this Agreement may be furnished through the medium of any directors, officers, or employees of the Advisor or through such other parties as the Advisor may determine from time to time.

ATTACHMENT A:  PAGE 1/6

(b)
Expenses and Personnel.  The Advisor agrees, at its own expense or at the expense of one or more of its affiliates, to render its services and to provide the office space, furnishings, equipment, and personnel as may be reasonably required in the judgment of the trustees and officers of the Trust to perform the services on the terms and for the compensation provided herein.  The Advisor shall authorize and permit any of its officers, directors, and employees, who may be elected as trustees or officers of the Trust, to serve in the capacities in which they are elected.  Except to the extent expressly assumed by the Advisor herein and except to the extent required by law to be paid by the Advisor, the Trust shall pay all costs and expenses in connection with its operation.

(c)
Fund Transactions.  The Advisor is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund.  With respect to brokerage selection, the Advisor shall seek to obtain the best overall execution for fund transactions, which is a combination of price, quality of execution, and other factors.  The Advisor may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Advisor with brokerage, research, analysis, advice, and similar services, and the Advisor may pay to these brokers and dealers, in return for such services, a higher commission or spread than may be charged by other brokers and dealers, provided that the Advisor determines in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of the Advisor to the Fund and its other clients and that the total commission paid by the Fund will be reasonable in relation to the benefits to the Fund and its other clients over the long-term.  The Advisor will promptly communicate to the officers and the trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

(d)
Books and Records.  All books and records prepared and maintained by the Advisor for the Fund and Trust under this Agreement shall be the property of the Fund and Trust and, upon request therefore, the Advisor shall surrender to the Fund and Trust such of the books and records so requested.

(e)
Compliance Procedures.  The Advisor has adopted and will continue to maintain and implement, in accordance with Rule 206(4)-7 of the Advisers Act, written policies and procedures reasonably designed to prevent violations of the Advisers Act, copies of such written policies and procedures have been provided to the Trust and any subsequent materials changes to such written policies and procedures shall be provided to the Trust.

3.
Compensation.  The Trust will pay, or cause to be paid to, the Advisor and the Advisor will accept as full compensation an investment advisory fee, based upon the average daily net assets of each Fund, computed at the end of each month and payable within five business days thereafter, according to the schedule attached hereto as Appendix A.

4.
Status of Advisor.  The services of the Advisor to the Fund and Trust are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services to the Fund and Trust are not impaired thereby; provided, however, that without the written consent of the Trust’s Board of Trustees, the Advisor will not serve as investment advisor to any other investment company having a similar investment strategy to that of the Fund.  The Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed an agent of the Fund or Trust.  Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Advisor, who may also be a trustee, officer, or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

5.
Limitation of Liability; Indemnification.  The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder.  The Advisor shall not be liable for any error of judgment or for any loss suffered by the Fund or Trust in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by the Advisor of its obligations and duties under this Agreement.  It is agreed that the Advisor shall have no responsibility or liability for the accuracy or completeness of the Trust’s registration statement under the Investment Company Act or the Securities Act of 1933, as amended (“Securities Act”), except for information supplied by the Advisor for inclusion therein.  The Trust agrees to indemnify the Advisor to the full extent permitted by the Trust’s Declaration of Trust.

ATTACHMENT A:  PAGE 2/6

Any liability of the Advisor to the Fund shall not automatically impart liability on the part of the Advisor to any other series of the Trust.  The Fund shall not be liable for the obligations of any other series of the Trust, nor shall any other series of the Trust be liable for the obligations of the Fund.  The limitations of liability provided under this section are not to be construed so as to provide for limitation of liability for any liability (including liability under U.S. federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such limitation of liability would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this section to the maximum extent permitted by applicable law.

6.
Liability of Shareholders.  Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Trust individually but are binding only upon the assets and property of the Trust and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as shareholders of private corporations for profit.

7.	Representations and Warranties.

(a)
The Advisor represents and warrants to the Trust as follows: (i) the Advisor is a limited liability company duly organized and in good standing under the laws of the State of Louisiana and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Advisor is registered as an investment advisor with the Securities and Exchange Commission under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement.

(b)
The Trust represents and warrants to the Advisor as follows: (i) the Trust has been duly organized as a statutory trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms; (ii) the Trust is registered as an investment company with the Securities and Exchange Commission under the Investment Company Act; (iii) shares of the Fund are (or will be) registered for offer and sale to the public under the Securities Act; and (iv) such registrations will be kept in effect during the term of this Agreement.

8.	Notice of Change in Membership. The Advisor is obligated to notify the Trust if there is a change in the members of the Advisor within a reasonable time after such change takes place.

9.
Duration and Termination.  This Agreement shall remain in effect for an initial term of two years from the date hereof, and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the trustees of the Trust who are not “interested persons” (as defined in the Investment Company Act) of the Trust, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided that:

(a)
The Trust may, at any time and without the payment of any penalty, terminate this Agreement upon 60 calendar days’ written notice of a decision to terminate this Agreement by (i) the Trust’s trustees; or (ii) the vote of a majority of the outstanding voting securities of the Fund;

(b)	This Agreement shall immediately terminate in the event of its assignment (within the meaning of the Investment Company Act and the rules thereunder); and

ATTACHMENT A:  PAGE 3/6

(c)	The Advisor may, at any time and without the payment of any penalty, terminate this Agreement upon 60 calendar days’ written notice to the Fund and Trust.

(d)	The terms of paragraph 5 of this Agreement shall survive the termination of this Agreement.

10.
Amendment of Agreement.  No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the Investment Company Act).

11.	Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware.

12.
Structure of Agreement.  The Trust is entering into this Agreement solely on behalf of the Fund.  Without limiting the generality of the foregoing: (i) no breach of any term of this Agreement shall create a right or obligation with respect to any series of the Trust other than the Fund; (ii) under no circumstances shall the Advisor have the right to set off claims relating to the Fund by applying property of any other series of the Trust; and (iii) the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Fund.

13.	Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

14.
Use of Names.  The Trust acknowledges that all rights to the name “Goodwood” belongs to the Advisor, and the Trust is being granted a limited license to use such words in its name, the name of its series and the name of its classes of shares.

15.
Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

  ATTACHMENT A:  PAGE 4/6

[Signature Page to Investment Advisory Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

STARBOARD INVESTMENT TRUST

By:
Name:   James H. Speed, Jr.
Title:     Chairman

GOODWOOD ADVISORS, LLC

By:
Name:  Ryan D. Thibodeaux
Title:     Manager

ATTACHMENT A:  PAGE 5/6

APPENDIX A

COMPENSATION SCHEDULE

For the services delineated in this Agreement, the Advisor shall receive an investment advisory fee equal to the annualized rate set forth below of the average daily net assets of the Fund. The fee shall be calculated as of the last business day of each month based upon the average daily net assets of the Fund determined in the manner described in the Fund's Prospectus and Statement of Additional Information.

Fund	Rate
Goodwood SMID Cap Discovery Fund	1.25%

ATTACHMENT A:  PAGE 6/6

INSTRUCTIONS FOR SIGNING PROXIES

The following general rules for signing proxies may be of assistance to you and may help avoid the time and expense involved in validating your vote if you fail to sign your proxy properly.

1.	INDIVIDUAL ACCOUNTS: sign your name exactly as it appears in the registration on the proxy.

2.	JOINT ACCOUNTS: either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy.

3.	ALL OTHER ACCOUNTS: the capacity of the individual signing the proxy should be indicated unless it is reflected in the form of registration. For example:

Registration		Valid Signature

CORPORATE ACCOUNTS

(1)	ABC Corp. ...................................................	ABC Corp. John Doe, Treasurer

(2)	ABC Corp. ...................................................	John Doe, Treasurer

(3)	ABC Corp. c/o John Doe ...........................	John Doe, Treasurer

(4)	ABC Corp. Profit Sharing Plan .................	John Doe, Trustee

PARTNERSHIP ACCOUNTS

(1)	The ABC Partnership .................................	Jane B. Smith, Partner

(2)	Smith and Jones, Limited Partnership .....	Jane B. Smith, General Partner

TRUST ACCOUNTS

(1)	ABC Trust ...................................................	Jane B. Doe, Trustee

(2)	Jane B. Doe, Trustee u/t/d 12/28/78 .........	Jane B. Doe, Trustee

CUSTODIAL OR ESTATE ACCOUNTS

(1)	John B. Smith, Cust. f/b/o

	John B. Smith, Jr. UGMA/UTMA ............	John B. Smith

(2)	Estate of John B. Smith ..............................	John B. Smith, Jr., Executor

Starboard Investment Trust

GOODWOOD SMID CAP DISCOVERY FUND

Special Meeting of Shareholders on January 27, 2014

Proxy Solicited on Behalf of the Board of Trustees

The undersigned hereby appoints Katherine M. Honey, as proxy with full power of substitution to act for and vote on behalf of the undersigned all shares of the Goodwood SMID Cap Discovery Fund, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at the offices of The Nottingham Company, 116 South Franklin Street, Rocky Mount, North Carolina 27804, at 3:00 p.m. Eastern Time on January 27, 2014, or at any adjournment thereof, on the proposal described below, as set forth in the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement dated [DATE], receipt of which is acknowledged by the undersigned. PLEASE INDICATE ANY CHANGE OF ADDRESS BELOW. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

The Board of Trustees recommends voting "FOR" the proposals with respect to the Fund. You may only complete this proxy with respect to the Fund if you were a shareholder of record as November 20, 2013.

Proposal
To approve the proposed Investment Advisory Agreement with Goodwood Advisors, LLC.	FOR □	AGAINST □	ABSTAIN □

THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS
MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

[name / shares / account number]

In order to vote your shares, please sign and date this proxy and return it by (i) mail using the envelope provided, (ii) facsimile to 252-972-1908; or (iii) electronic mail to shareholders@ncfunds.com. By returning this proxy, you authorize the proxies to vote on the proposal as marked, or, if not marked, your shares will be voted in favor of modifying the Fund's fundamental investment policy on diversification.

Signature:	Signature (if shares held jointly):

By:	By:
Print Name:	Print Name:
Date:	Dated:

Please sign your name or names as they appear to authorize the voting of your shares as indicated. Where shares are registered with joint owners, all joint owners should sign. Persons signing as executors, administrators, trustees, etc., should so indicate.